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                           Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, N.W.
                              Washington, DC 20004
                                Tel: 202.739.3000
                                Fax: 202.739.3001
                               www.morganlewis.com


Michael Berenson
(202) 739-5450
mberenson@morganlewis.com

May 1, 2003

Jefferson National Life Insurance Company
Jefferson National Life Annuity Account G
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223

Re:  Registration No. 333-00373
     --------------------------

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 (File No. 333-00373) for Jefferson National Life Annuity Account G filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                                Very truly yours,



                                                MORGAN, LEWIS & BOCKIUS LLP

                                                By: /S/ MICHAEL BERENSON
                                                    ----------------------------
                                                       Michael Berenson